UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 1, 2007

VERTEX PHARMACEUTICALS INCORPORATED

(Exact name of registrant as specified in its charter)

MASSACHUSETTS	000-19319	04-3039129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Waverly Street

Cambridge, Massachusetts  02139

(Address of principal executive offices) (Zip Code)

(617) 444-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On February 1, 2007, we issued a press release titled “Vertex Pharmaceuticals Reports 2006 Financial Results.”  That press release reported our consolidated financial results for the year and quarter ended December 31, 2006.  A copy of that press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Except as set forth in the following paragraph, the information set forth in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

The information set forth under the captions “Key 2006 Achievements and 2007 Objectives” and “Special Note Regarding Forward-Looking Statements” of the press release attached hereto as Exhibit 99.1 shall be deemed to be “filed” for purposes of Section 18 of the Exchange Act, and shall be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act.

Item 2.04.         Triggering Events That Accelerate or Increase a Direct Financial Obligation.

The information set forth in Item 8.01 below is incorporated by reference into this Item 2.04.

Item 8.01                                         Other Events.

On March 5, 2007, or the Redemption Date, we will redeem the outstanding $59.6 million aggregate principal amount of our 5.75% Convertible Senior Subordinated Notes due 2011, in accordance with the terms of the indentures governing the 2011 Notes.  On the Redemption Date, we will pay a redemption price equal to 100% of the outstanding principal amount of the 2011 Notes, plus accrued and unpaid interest to, but excluding, the Redemption Date, to any holders of 2011 Notes that remain outstanding on that date. We will pay the redemption price for the outstanding 2011 Notes from existing cash, cash equivalents and other investments.

At any time prior to the close of business on March 2, 2007, any holder of 2011 Notes may convert those notes into our common stock at a conversion rate of $14.94 per share, in accordance with the terms of the governing indentures.  The aggregate number of shares that we will issue, if all the currently outstanding 2011 Notes are converted into common stock, is approximately 4 million shares.

Special Note Regarding Forward-Looking Statements

This current report contains forward-looking statements, including statements that (i) Vertex will redeem the outstanding $59.6 million aggregate principal amount of 5.75% Convertible Senior Subordinated Notes due 2011 on March 5, 2007 and (ii) Vertex will pay the redemption price for the outstanding 2011 Notes from existing cash, cash equivalents and other investments.  While the Company believes the forward-looking statements contained in this current report are accurate, there are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements. Those risks and uncertainties include the risks and uncertainties listed under Risk Factors in our annual report and quarterly reports filed with the Securities and Exchange Commission, available via our web site at www.vrtx.com.  We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit	Description of Document

99.1	Press Release of Vertex Pharmaceuticals Incorporated, dated February 1, 2007 titled “Vertex Pharmaceuticals Reports 2006 Financial Results.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX PHARMACEUTICALS INCORPORATED
(Registrant)

Date: February 1, 2007	/s/ Kenneth S. Boger
Kenneth S. Boger
Senior Vice President and General Counsel